Exhibit 99.1

Horsehead Update on Mooresboro, NC Facility

PITTSBURGH--(BUSINESS WIRE)--October 1, 2014--Horsehead Holding Corp. (NASDAQ: ZINC) today issued an update on operations at its Mooresboro, North Carolina zinc production facility. The Company reported that the facility produced approximately 4,300 tons of zinc metal in the third quarter of 2014, compared to 3,400 tons in the second quarter, as the previously announced temporary outage at the beginning of the third quarter limited production during the first half of the quarter. While numerous improvements were made to several unit operations at the facility during the quarter which should help to accelerate the ramp-up rate going forward, production during the second half of the quarter was impeded mainly by operational issues associated with controlling the removal of solids in the clarifier unit downstream of the leaching process. These issues have been diagnosed and solutions are being implemented. We expect to increase the production rate in October and continue the ramp-up process. We continued to supplement zinc metal sales with the sale of zinc calcine to third parties. Commissioning of the co-product recovery circuit was completed during the quarter and we have started to introduce feed to the circuit. We also commissioned the casting line for SHG and CGG “jumbo” ingots. Financial performance for the third quarter is expected to be impacted by additional startup expenses associated with the outage and production cost per ton will be elevated due to the limited production.

Jim Hensler, the Company’s President and CEO, issued the following statement: “After an abbreviated start-up period in the second quarter followed by an extended outage at the start of the third quarter, we are pleased to have successfully restarted the facility. We are entering into the fourth quarter with the expectation that we have resolved several issues that will improve the level of operation going forward. We have been working through the normal types of issues that are to be expected in a large-scale start-up. Our operating and technical teams, supported by several technology suppliers, have been adept at diagnosing the numerous issues that reveal themselves during the ramp-up process and implementing corrective actions. None of the issues we have experienced thus far have called into question the viability of the processes being utilized or materially impair the benefits we expect to receive once the plant is fully operational.”

About Horsehead

Horsehead Holding Corp. (“Horsehead”) (Nasdaq: ZINC) is the parent company of Horsehead Corporation, a leading U.S. producer of specialty zinc and zinc-based products and a leading recycler of electric arc furnace dust; The International Metals Reclamation Company (“INMETCO”), a leading recycler of metals-bearing wastes and a leading processor of nickel-cadmium (NiCd) batteries in North America; and Zochem Inc., a zinc oxide producer located in Brampton, Ontario. Horsehead, headquartered in Pittsburgh, Pa., employs approximately 700 people and has seven facilities throughout the U.S. and Canada. Visit www.horsehead.net for more information.

Cautionary Statement about Forward-Looking Statements

This press release contains forward-looking statements, including statements about future operating levels and production rates, expected financial and operating performance, historical results and operational developments that may suggest trends for our business and statements regarding the expected benefits of the new zinc facility once fully operational. These statements are based on assumptions, estimates and information available to us at the time of this press release and are not guarantees of future performance. Our actual results, performance or achievement could differ materially from those expressed in, or implied by, the forward-looking statements. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them does, what impact they will have on our results of operations and financial condition. You should carefully read the factors described in the “Risk Factors” section of our filings with the Securities and Exchange Commission for a description of certain risks that could, among other things, cause our actual results to differ from these forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement, and we undertake no obligation to revise or update this press release to reflect events or circumstances after the date hereof.

CONTACT:
Horsehead Holding Corp.
Ali Alavi, Vice President, 724-773-2212